Sub-Item 77O
Rule 10f-3 Transactions

DREYFUS VARIABLE INVESTMENT FUND-
QUALITY BOND PORTFOLIO

On May 31, 2006, Dreyfus Variable Investment Fund-Quality Bond Portfolio(the "Fund") purchased $500,000 of Credit Suisse USA, Inc. Corp. - Rated Aa3/A+/AA- - CUSIP # 225434BG3 (the "Bonds"). The Bonds were purchased from Credit Suisse USA Inc., a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. **The following is a list of the syndicate's primary members:**

Credit Suisse First Boston Corp.
Mellon Financial Markets LLC

DREYFUS VARIABLE INVESTMENT FUND-
QUALITY BOND PORTFOLIO

On August 10, 2006, Dreyfus Variable Investment Fund-Quality Bond Portfolio(the "Fund") purchased $727,233 of Credit Suisse USA, Inc. Corp. - Rated Aa3/AA-/AA- - CUSIP # 225434CH0 (the "Bonds"). The Bonds were purchased from Credit Suisse USA Inc., a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. **The following is a list of the syndicate's primary members:**

Credit Suisse First Boston Corp.
Mellon Financial Markets LLC

DREYFUS VARIABLE INVESTMENT FUND
QUALITY BOND PORTFOLIO

On August 10, 2006, Dreyfus Variable Investment Fund-Quality Bond Portfolio(the "Fund") purchased $473,143 of Bear Stearns - Rated A1/A/A+ - CUSIP # 073902ML9 (the "Bonds"). The Bonds were purchased from Bear Stearns, a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. **The following is a list of the syndicate's primary members:**

Bear Stearns
Mellon Financial Markets LLC

DREYFUS VARIABLE INVESTMENT FUND-
QUALITY BOND PORTFOLIO

On May 12, 2006, Dreyfus Variable Investment Fund-Quality Bond Portfolio(the "Fund") purchased $219,111 of Lincoln National Corporation - Rated Baa2/A-/A- - CUSIP # 534187AS8 (the "Bonds"). The Bonds were purchased from Lincoln National Corporation, a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. **The following is a list of the syndicate's primary members:**

Bank of America
Citigroup
Goldman Sachs
JP Morgan
Lehman Brothers
Merrill Lynch
Morgan Stanley
UBS
Wachovia Securities
Mellon Financial Markets LLC

Accompanying this statement are materials presented to the Board of Trustees of the Dreyfus Variable Investment Fund, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the applicable Fund's Board meetings held on September 26, 2006 and December 5, 2006.

QBP

PROPOSED RESOLUTION

RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.

RULE 10f-3 Transactions

Dreyfus Variable Quality Bond Portfolio

Reporting Period	4/01/06-06/30/06
Total Net Assets	195,587,000

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Credit Suisse USA Inc	225434BG3	New Issue	Credit Suisse	Credit Suisse	5/31/06	Corporate	500,000	100.00	500,000	2.50%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			HFH	BB&T Capital Markets, BNP Paribas, Comerica Securities, Danske Bank, HSBC Securities, Key Capital Markets, National Australia Bank, Regions Bank, SBB Debt Capital Markets, Trilon Securities, Wells Fargo, Williams Capital Group	5/31/06	Aa3/A+/AA-	1,050,000,000	0.05%	0.26%	1.04%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification
The Adviser certifies that the above information is correct.
The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.
The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*
In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Kelly Mahny	DATE	7/6/06

7/6/2006

RULE 10f-3 Transactions

Dreyfus Variable Quality Bond Portfolio		Reporting Period	8/01/06-09/30/06	Portfolio Manager	Catherine Powers
		Total Net Assets	189,536,100		

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Credit Suisse USA Inc	225434CH0	New Issue	Credit Suisse	Credit Suisse	8/10/06	Corporate	730,000	99.62	727,233	2.01%
			Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
			MFN	BNP Paribas; BNY Capital Markets; Citigroup; Fifth Third Securities; HSBC Securities; Keybanc Capital Markets; Mitsubishi UFJ Securities; Santander Investment; SunTrust Robinson Humphrey; Trilon International; The Williams Capital Group	8/16/06	Aa3/AA-/AA-	750,000,000	0.10%	0.38%	2.93%
					Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[signature]	DATE	10/16/06

RULE 10f-3 Transactions

Dreyfus Variable Quality Bond Portfolio

Reporting Period	6/01/06-09/30/06
Total Net Assets	189,536,100

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Bear Stearns	073902ML9	New Issue	Bear Stearns	Bear Stearns	8/10/06	Corporate	475,000	99.61	473,143	2.51%
			Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
			MFH	AG Edwards & Sons; Bank of America; BB&T Capital Markets; Charles Schwab; Citigroup; Edward D. Jones & Co; Fidelity Capital Markets; Morgan Stanley; UBS Financial; Wachovia Securities; Wells Fargo Brokerage; WH Financial Services	8/17/06	A1/A/A+	750,000,000	0.06%	0.25%	3.35%
					Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Cathy Powers	DATE	6/16/07

RULE 10f-3 Transactions

Dreyfus Variable Quality Bond Portfolio		Reporting Period	4/01/06-06/30/06	Portfolio Manager	Catherine Powers
		Total Net Assets	195,587,000		

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Lincoln National Corp	534187AS8	Capital Security	Bank of America, Citigroup, Goldman Sachs, JP Morgan, Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS, Wachovia Securities	Morgan Stanley	5/12/06	Corporate	220,000	99.60	219,111	10.04%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFH	ABN Amro, BNP Paribas Group, BNY Capital Markets, Comerica Securities, Fifth Third Securities, Greenwich Capital Markets, HSBC Securities, Keybanc Capital Markets, Mesirow Investments, Piper Jaffray & Co, PNC Capital Markets, Raymond James & Associates, S	5/12/06	Baa2/A-/A-	800,000,000	0.03%	0.11%	2.50%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[illegible]	DATE	7/6/06